Exhibit 99.1

Pioneer Power Secures $6 Million PRYMUS Award from Major National Logistics Customer

Award from One of the Nation’s Largest Package Delivery Companies Reflects Early PRYMUS Adoption Just Months After Launch

Highlights Accelerating Demand for Scalable, Rapidly Deployable Distributed Power Solutions

FORT LEE, N.J., May 18, 2026 /BusinessWire/ — Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer” or the “Company”), a leader in the design, manufacture, service and integration of distributed energy resources, power generation equipment and mobile electric vehicle (“EV”) charging solutions, today announced a $6.0 million award for two of its PRYMUS® distributed generation systems. The planned deployment is expected to provide prime power to two different transit hubs of one of the nation’s largest package delivery businesses. Delivery is expected in the second half of 2026.

“This $6.0 million PRYMUS award is an important milestone for our Energy-at-the-Edge platform and reflects early commercial traction,” said Nathan J. Mazurek, Chairman and CEO of Pioneer. “We only officially introduced PRYMUS five months ago, so receiving this award from a premier national customer represents to us validation of both the market opportunity and the strength of our solution. From what we are seeing in the market, as AI-driven compute demand accelerates and utility interconnection timelines continue to extend, customers increasingly need scalable power solutions they can deploy quickly. That is what PRYMUS was designed to deliver. Just as importantly, the level of inbound interest, pipeline activity and quoting we are now seeing has exceeded our expectations, supporting our prospects for 2027 and 2028.”

The aforementioned deployments are expected to consist of eight (8) paralleled 400 kW natural gas engine sets, two (2) 480 kW battery energy storage systems and related switchgear, electrical controls and remote monitoring systems. Pioneer intends to deliver the entire system on trailers providing the user with rapid energization and ultimate mobility should the user choose to move the units to other sites in the future.

PRYMUS: Energy-at-the-Edge, Fast and Scalable

Introduced in December 2025, PRYMUS is a distributed power package that delivers scalable, pre-engineered energy blocks of 1 MW up to 10 MW. Its primary differentiators are speed and mobility. PRYMUS can be delivered and fully operational at a site in approximately six months, reducing the typical two- to three-year timeline for securing utility-grade power. This fast-track deployment can provide support for modular data centers testing new server racks with the latest AI chipsets, including next-generation NVIDIA AI chipsets, all of which require ultra-stable power delivery and rapid response to extreme load variability.

PRYMUS also supports industrial automation and on-premise AI compute used by sectors such as healthcare, pharma, finance, research institutions and government, where data privacy regulations, strict compliance and IP protection may benefit from local data processing.

PRYMUS is engineered to provide pre-configured power blocks that can be deployed in months rather than years, addressing growing constraints in utility interconnection timelines and on-site power availability.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a leader in the design, manufacture, integration, service of distributed energy resources, power generation equipment and mobile electric charging solutions for applications in the utility, industrial and commercial markets. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

e-Boost is Pioneer’s portfolio of smart, mobile EV charging solutions designed for speed, flexibility, and sustainability. Since its launch in November 2021, e-Boost has established itself as the market leader, delivering mobile, off-grid charging solutions with an extensive range of platforms. Utilized by electric bus and truck manufacturers, fleet management companies, municipalities, and EV infrastructure providers, e-Boost is setting the standard for innovative, all-inclusive EV charging solutions. To learn more about Pioneer’s e-Boost, please visit its website at www.pioneer-emobility.com.

PRYMUS is Pioneer’s advanced power systems and controls platform focused on delivering resilient, intelligent, and scalable energy solutions for utility, industrial, and critical infrastructure applications. PRYMUS supports customers through innovative engineering, system integration, and power management technologies designed to improve reliability, operational efficiency, and grid performance.

PowerCore is Pioneer’s distributed energy and infrastructure solutions platform, providing customers with flexible and sustainable power solutions for standby, prime, and mobile power applications. PowerCore supports a wide range of commercial, industrial, utility, and infrastructure projects through integrated power generation, energy management, and deployment capabilities.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” and similar words, or their negatives. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to successfully reduce operating costs through its cost reduction initiatives, (ii) the Company’s ability to successfully increase its revenue and profit in the future, (iii) general economic conditions and their effect on demand for electrical equipment, particularly in the commercial market, but also in the power generation, industrial production and infrastructure industries (iv) the effects of fluctuations in the Company’s business, revenues, expenses, net income (loss), income (loss) per share, margins and profitability, (v) the fact that many of the Company’s competitors are better established and have significantly greater resources than the Company, (vi) ability to generate internal growth, maintain market acceptance of our existing products and gain acceptance for our new products, (vii) the potential loss or departure of key personnel, (viii) unanticipated increases in raw material prices or disruptions in supply, (ix) the Company’s ability to realize revenue reported in the Company’s backlog, (x) future labor disputes, (xi) changes in government regulations, (xii) the liquidity and trading volume of the Company’s common stock, (xiii) global events beyond our control, including war, public health crises, such as pandemics and epidemics, trade disputes, economic sanctions, trade wars and their collateral impacts and other international events, (xiv) risks associated with litigation and claims, which could impact our financial results and condition, (xv) our ability to remediate the ongoing material weaknesses identified in our internal control over financial reporting, or inability to otherwise maintain an effective system of internal control, (xvi) the effect that the identified material weaknesses and failure to establish and maintain effective internal control over financial reporting could have on investor confidence in us and raise reputational risk and (xvii) the Company’s ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market.

Actual outcomes and results may differ materially from those expressed or implied. Important factors that could cause actual results to differ materially include the risk factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. These forward-looking statements are made as of the date of this release and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Except as required by law, the Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com